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                                                                  EXHIBIT 10.30


                                AMENDMENT 1999-1

                          MERCURY GENERAL CORPORATION
                              PROFIT SHARING PLAN



          WHEREAS, Mercury General Corporation (the "Company") maintains the Mercury General Corporation Profit Sharing Plan (the "Plan"); and

          WHEREAS, pursuant to Section 9.1 of the Plan, the Company has the right to amend the Plan, and

          WHEREAS, the Company deems it advisable to modify the Plan's provisions concerning hardship withdrawals;

          NOW, THEREFORE, Section 7.3 of the Plan is hereby amended to provide as follows, effective for any hardship withdrawal requested on or after the date of execution of this Amendment 1999-1:

"7.3 - Hardship Withdrawals
       --------------------

          (a) Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant's Compensation Deferral Account, Company Contributions Account, Employer Matching Contributions Account, ESOP Account and Rollover Account (collectively, his "Accounts") may be permitted, subject to the approval of the
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Committee and guidelines promulgated by the Committee, to meet a financial hardship resulting from:


          (1) Uninsured medical expenses previously incurred by the Participant, or the Participant's spouse or dependent or necessary to obtain such medical care;

          (2) The purchase (excluding mortgage payments) of a principal residence of the Participant;

          (3) The payment of tuition for the next twelve months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

          (4) The prevention of eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant's principal residence; and

          (5) Any other event described in Treasury Regulations or rulings as an immediate and heavy financial need and approved by the Company as a reason for permitting distribution under this Section.

The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this
Section 7.3(a) only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship and is not reasonably available from other resources of the Participant.

          (b) Notwithstanding the foregoing, a Participant may receive a hardship withdrawal from his Accounts only if the Participant is entitled to full vesting of his or her Company Contributions Account, ESOP Account and Employer Matching Contributions Account under the provisions of Section 6.2. A hardship withdrawal will be deducted first from the Participant's Company Contributions Account until it is exhausted, then the Participant's
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Employer Matching Contributions Account until it is exhausted, then the
Participant's ESOP Account until it is exhausted, then the Participant's Rollover Account until it is exhausted, and lastly from the Compensation Deferral Account until it is exhausted. The withdrawal amount under Section 7.3(a) shall not in any event exceed the value of the Participant's Accounts available for hardship withdrawal as of the Valuation Date immediately following the Committee's acceptance of the Participant's written application for a hardship withdrawal. In addition, the withdrawal amount from a Participant's Compensation Deferral Account shall not exceed the value of the Participant's Compensation Deferrals to such Account, less previous withdrawals and excluding earnings. Payment of the withdrawal shall be in a single sum no later than the end of the second month following the date on which the withdrawal is approved by the Committee.

          (c) If a Participant withdraws any amount from any of his Accounts pursuant to this Section, he shall be unable to elect that any Compensation Deferrals or other employee contributions (excluding mandatory employee contributions under a defined benefit plan) be made on his behalf under this Plan or under any other plan maintained by the Company or a Related Company until one year after receipt of the withdrawal. For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase plan or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans. In addition, a Participant who withdraws any amount from his Compensation Deferral Account pursuant to this Section shall be unable to elect any Compensation Deferrals under this Plan or under any other plan maintained by the Company or a Related Company for the Participant's taxable year immediately following the taxable year of
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the withdrawal to any extent that such Compensation Deferral would exceed the applicable limit under Section 402(g) of the Code for such taxable year, reduced by the amount of such Participant's Compensation Deferrals for the taxable year of the withdrawal.

          (d) A Participant shall not be permitted to make any withdrawals from his Accounts pursuant to this section until he has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company."

          IN WITNESS WHEREOF, this Amendment 1999-1 is hereby adopted this ____ day of March, 1999.

                                     MERCURY GENERAL CORPORATION

                                     By /s/ [ILLEGIBLE]
                                        -----------------

                                     Its CEO
                                         ----------------
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                               AMENDMENT 1999-2

                          MERCURY GENERAL CORPORATION
                              PROFIT SHARING PLAN


          WHEREAS, Mercury General Corporation (the "Company") maintains the Mercury General Corporation Profit Sharing Plan (the "Plan"); and

          WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

          WHEREAS, the Company deems it desirable to modify the Plan's provisions regarding each Participant's right to direct investments in his Company Contribution Account and his Employer Matching Contributions Account;

          NOW, THEREFORE effective as of the first business day in January 1, 2000, (or as soon thereafter as the Committee makes available Participant directed investments of the Company Contributions Account and the Employer Matching Contributions Account) the Plan is hereby amended to effect these changes as follows:

          1. The second sentence of Section 3.10(a) is amended to read as follows:

               "The Committee may, in its sole discretion, establish and maintain separate Investment Funds under this Plan for (i) Participants' Company Contributions Accounts, Participants' Compensation Deferral Accounts, Employer Matching Contributions Accounts, Rollover Accounts, AFI Matching Contribution Accounts, and any other Accounts as to which the Participant

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          exercises control as described in subsection (c) below (collectively, the "Self-Directed Accounts"), and (ii) Participants' ESOP Accounts."

          2. The first sentence of Section 3.10(b) is amended to read as follows:

               "Pursuant to rules established by the Committee and subject to the provisions of this Section, each Participant shall have the right and obligation to designate in which of the Investment Funds his Company Contributions Account, Compensation Deferral Account, Employer Matching Contributions Account, Rollover Account, AFI Matching Contribution Account, and any other Account as to which he is permitted exercise of control as described in subsection (c) below (collectively, his "Self-Directed Accounts") will be invested, and to change such designation."

          3.   The phrase "(his "Self-Directed Accounts")" is deleted from
          Section 7.1(b)(1).

          IN WITNESS WHEREOF, this Amendment 1999-2 is hereby adopted this 31st
                                                                           ----
day of December, 1999.
       --------

                                             MERCURY GENERAL CORPORATION

                                             By: /s/ George Joseph
                                                --------------------------
                                             Its: CEO
                                                 -------------------------
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                                  RESOLUTIONS


     WHEREAS, this Corporation maintains the Mercury General Corporation Profit Sharing Plan (the "Plan"); and

     WHEREAS, this Corporation, acting through this Board of Directors, has the right to amend the Plan; and

     WHEREAS, it is in the best interests of this Corporation, the Plan and the Plan's Participants to amend to Plan in order to permit each Participant to direct the investments in his Company Contribution Account and his Employer Matching Contributions Account; and

     WHEREAS, there has been presented to this Board of Directors a form of amendment which would make the changes to the Plan which are necessary to accomplish the transfer of right to direct such investments;

     NOW, THEREFORE, BE IT RESOLVED, that Amendment 1999-2, in substantially the form presented to this Board of Directors, is hereby approved and adopted; and

     BE IT FURTHER RESOLVED, that such Amendment shall be effective as of the first business day of January, 2000, or as soon as the Committee makes available Participant-directed investments of the Company Contributions Account and the Employer Matching Contributions Account; and

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     BE IT FURTHER RESOLVED, that the officers of this Corporation are authorized and instructed to take such other and further action as may be appropriate to carry out the intent of these resolutions.